Exhibit 10.48
NON-REVOLVING PROMISSORY NOTE
$7,000,000.00
August 13, 2010
Unilife Cross Farm LLC
637 Lowther Road
Lewisberry, PA 17339
(Hereinafter referred to as the “Borrower”)
Univest National Bank and Trust Co.
14 N. Main Street
P.O. Box 64197
Souderton, PA 18964-0197
(Hereinafter referred to as the “Bank”)
Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of up to Seven Million and No/100 Dollars ($7,000,000.00) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).
INTEREST RATE DEFINITIONS.
PRIME RATE. The term “Prime Rate”, as provided herein, shall mean the rate announced by the Bank from time to time as its prime rate, which is not necessarily the lowest rate of interest charged by Lender.
INTEREST RATE TO BE APPLIED. Interest Rate. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at a floating rate of interest, fixed on the first day of each month, at a rate equal to the greater of (i) the Prime Rate plus one-half percent (0.5%), or (ii) three and three quarters percent (3.75%), per annum (the “Interest Rate”).
DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (defined herein) occurs and as long as a Default continues, all outstanding Obligations in Bank’s discretion shall bear interest at the Interest Rate plus 2% (“Default Rate”). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon are paid in full, except as otherwise required by law.
INTEREST COMPUTATION. (Actual/360). Interest shall be computed on the basis of a 360-day year for the actual number of days in the interest period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) interest rate for a year’s period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding that of the nominal rate.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest on the 15th day of each month, beginning on September 15, 2010, until fully paid. Principal payments shall be due and payable upon receipt of proceeds (the “Proceeds”) received by Borrower and/or Unilife Corporation (the “Suretor”) in connection with a construction loan currently contemplated to be made by Metro Bank and guaranteed by the United Stated Department of Agriculture (USDA), such principal payments to be in an amount equal to the Proceeds received by Borrower and/or Suretor. In any event, and notwithstanding anything contained herein to the contrary, this Note shall be due and payable in full, including all principal and accrued interest, on February 13, 2011, the maturity date of this Note.
RESCISSION OF PAYMENTS. If any payment received by Bank under this Note or the other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all Persons liable under this Note or the other Loan Documents as though such payment had not been made.
LOAN AGREEMENT; LOAN DOCUMENTS; OBLIGATIONS. This Note is subject to the terms and conditions of that certain Non-Revolving Credit and Security Agreement between Bank and Borrower dated as of the date hereof, as the same may be modified and amended from time to time (the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have such meaning as assigned to them in the Loan Agreement. The term “Obligations” used in this Note refers to any and all indebtedness and other obligations under this Note, all other obligations and Indebtedness as defined in the respective Loan Documents, all other obligations of Borrower or any guarantor of Borrower owed to Bank, and all obligations under any swap agreements as defined in 11 U.S.C. Section 101 between Bank and Borrower whenever executed.
LATE CHARGE. In the event any of payments of principal and interest in whole or in part are fifteen (15) days beyond their due date, Borrower shall pay Bank a “late charge” equal to $500.00 or five percent (5.00%) of the amount due on the due date, whichever is less. The Borrower acknowledges that the late charge imposed herein represents a reasonable estimate of the expenses of Bank incurred because of such lateness.
Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank’s right to collect such late charge or to collect a late charge for any subsequent late payment received.
ATTORNEYS’ FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank’s reasonable expenses incurred to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. Regardless of any other provision of this Note or other Loan Documents, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.
BORROWER’S ACCOUNTS. Borrower grants Bank a security interest in all of Borrower’s existing or future deposit accounts with Bank and any of its affiliates to secure the Obligations.
EVENTS OF DEFAULT. An “Event of Default” shall exist if any one or more of the following events shall occur (individually, an “Event of Default,” and collectively, “Events of Default”): Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations under this Note. Event of Default Under Other Loan Documents. The occurrence of any Event of Default under any of the other Loan Documents. Expiration, Revocation or Termination of Commitment Letter. The expiration, termination or revocation of one or more of the commitment letters from Metro Bank to the Borrower dated March 19, 2010, as amended on May 10, 2010 and July 21, 2010.
REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default, Bank may at any time thereafter, take the following actions: Bank Lien and Set-off. Exercise its right of set-off or to foreclose its security interest or lien against any account of any nature or maturity of Borrower with Bank without notice. Acceleration Upon Default. Accelerate the maturity of this Note and all other Obligations, and all of the Obligations shall be immediately due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.
CREDIT ADVANCES. This is a non-revolving credit note and the principal amount shall be advanced in accordance with the terms of the Loan Agreement.
CONFESSION OF JUDGMENT. THE FOLLOWING PARAGRAPH SETS FORTH A POWER OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWER, THE BORROWER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR BORROWER AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE BORROWER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE INCLUDING, WITHOUT LIMITATION, A HEARING PRIOR TO GARNISHMENT AND ATTACHMENT OF THE BORROWER’S BANK ACCOUNT AND OTHER ASSETS. BORROWER ACKNOWLEDGES AND UNDERSTANDS THAT BY ENTERING INTO THIS NOTE CONTAINING A CONFESSION OF JUDGMENT CLAUSE THAT BORROWER IS VOLUNTARILY AND KNOWINGLY GIVING UP ANY AND ALL RIGHTS THAT BORROWER HAS OR MAY HAVE TO NOTICE AND A HEARING BEFORE JUDGMENT CAN BE ENTERED AGAINST BORROWER AND BEFORE THE BORROWER’S ASSETS, INCLUDING, WITHOUT LIMITATION, ITS BANK ACCOUNTS, MAY BE GARNISHED, LEVIED, EXECUTED UPON AND/OR ATTACHED. BORROWER UNDERSTANDS THAT ANY SUCH GARNISHMENT, LEVY, EXECUTION AND/OR ATTACHMENT SHALL RENDER THE PROPERTY GARNISHED, LEVIED, EXECUTED UPON OR ATTACHED IMMEDIATELY UNAVAILABLE TO BORROWER. IT IS SPECIFICALLY ACKNOWLEDGED BY BORROWER THAT THE BANK HAS RELIED ON THIS WARRANT OF ATTORNEY AND THE RIGHTS WAIVED BY BORROWER HEREIN IN RECEIVING THIS NOTE AND AS AN INDUCEMENT TO GRANT FINANCIAL ACCOMMODATIONS TO THE BORROWER.

If an Event of Default occurs under this Note or any other Loan Documents, Borrower hereby authorizes and empowers any attorney of any court of record or the prothonotary or clerk of any county in the Commonwealth of Pennsylvania, or in any jurisdiction where permitted by law or the clerk of any United States District Court, to appear for Borrower in any and all actions which may be brought hereunder and enter and confess judgment against the Borrower or any of them in favor of the Bank for such sums as are due or may become due hereunder or under any other Loan Documents, together with costs of suit and actual collection costs including, without limitation, reasonable attorneys’ fees equal to 15% of the Obligations and Indebtedness then due and owing but in no event less than $5,000.00, with or without declaration, without prior notice, without stay of execution and with release of all procedural errors and the right to issue executions forthwith. To the extent permitted by law, Borrower waives the right of inquisition on any real estate levied on, voluntarily condemns the same, authorizes the prothonotary or clerk to enter upon the writ of execution this voluntary condemnation and agrees that such real estate may be sold on a writ of execution; and also waives any relief from any appraisement, stay or exemption law of any state now in force or hereafter enacted. Borrower further waives the right to any notice and hearing prior to the execution, levy, attachment or other type of enforcement of any judgment obtained hereunder, including, without limitation, the right to be notified and heard prior to the garnishment, levy, execution upon and attachment of Borrower’s bank accounts and other property. If a copy of this Note verified by affidavit of any officer of the Bank shall have been filed in such action, it shall not be necessary to file the original thereof as a warrant of attorney, any practice or usage to the contrary notwithstanding. The authority herein granted to confess judgment shall not be exhausted by any single exercise thereof, but shall continue and may be exercised from time to time as often as the Bank shall find it necessary and desirable and at all times until full payment of all amounts due hereunder and under any other Loan Documents. The Bank may confess one or more judgments in the same or different jurisdictions for all or any part of the obligations arising hereunder or under any other Loan Documents to which Borrower or any obligor for any reason, the Bank is hereby authorized and empowered to again appear for and confess judgment against Borrower for any part or all of the obligations owing under this Note and/or for any other liabilities, as herein provided.
WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Event of Default shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Each Borrower or any other Person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any Borrower or any Person liable under this Note or other Loan Documents, all without notice to or consent of any Borrower or any Person who may be liable under this Note or other Loan Documents and without affecting the liability of Borrower or any Person who may be liable under this Note or other Loan Documents.
MISCELLANEOUS PROVISIONS. Assignment. This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank’s interests in and rights under this Note and other Loan Documents are freely assignable, in whole or in part, by Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank’s prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and other Loan Documents shall be governed by and construed under the laws of the state where Bank first shown above is located as shown in the heading of this Note without regard to that state’s conflict of laws principles. If the terms of this Note should conflict with the terms of the Loan Documents, the terms of this Note shall control. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Plural; Captions. All references in the Loan Documents to Borrower, Guarantor, Person, document or other nouns of reference mean both the singular and plural form, as the case may be. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Binding Contract. Borrower by execution of and Bank by acceptance of this Note agree that each party is bound to all terms and provisions of this Note. Entirety. This Note and the other Loan Documents delivered in connection herewith and therewith embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Unless otherwise permitted by Bank, any repayments of this Note, other than immediately available U.S. currency, will not be credited to the outstanding loan balance until Bank receives collected funds. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time, together with any interest and/or penalties relating thereto. Business Purpose. Borrower represents that the loan evidenced hereby is being obtained for business purposes.

IN WITNESS WHEREOF, Borrower, as of the day and year first above written, has caused this Note to be executed under seal.

UNILIFE CROSS FARM LLC, by its sole member,
UNILIFE CORPORATION
Attest:

Attest:	/s/ J. Christopher Naftzger	By:	/s/ R. Richard Wieland

	Name: J. Christopher Naftzger		Name: R. Richard Wieland
	Title: Secretary		Title: Executive VP and CFO
[Corporate Seal]

The undersigned surety acknowledges and agrees to the terms of this Note. Further, the undersigned acknowledges and agrees that, upon the occurrence of an Event of Default, including, without limitation, the failure to make any principal or interest payment when due, the Bank shall be permitted to set-off or to foreclose its security interest or lien against any account of any nature or maturity of the undersigned with Bank without notice.

UNILIFE CORPORATION
Attest:

Attest:	/s/ J. Christopher Naftzger	By:	/s/ R. Richard Wieland

	Name: J. Christopher Naftzger		Name: R. Richard Wieland
	Title: Secretary		Title: President
[Corporate Seal]

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